DAVIDSON & COMPANY

CHARTERED ACCOUNTANTS

A PARTNERSHIP OF INCORPORATED PROFESSIONALS

INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement on Form SB-2 of Titanium Intelligence, Inc. of our report dated April 19, 2002 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.

/S/ DAVIDSON & COMPANY

DAVIDSON & COMPANY

Vancouver, Canada	Chartered Accountants
July 23, 2002

A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
Telephone (604) 687-0947 Fax (604) 687-617